Exhibit 99.2
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE: BUILDERS FIRSTSOURCE, INC.	:
SHAREHOLDERS AND DERIVATIVE	:	C.A. No. 4900-VCS
LITIGATION	:

STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT, AND RELEASE
     The parties to the above-captioned consolidated shareholder class and derivative action (the “Action”) currently pending before the Delaware Court of Chancery (the “Court”), by and through their respective attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation” or “Settlement”) and hereby submit this Stipulation for approval by the Court.
     WHEREAS:
     A. Between April 15, 2009 and May 15, 2009, an affiliate of JLL Partners Fund V, L.P. (“JLL Fund V”) purchased approximately $98 million in aggregate principal amount of second priority senior secured floating rate notes due 2012 (the “Notes”) of Builders FirstSource, Inc. (“Builders” or the “Company”) through open market purchases, and on August 31, 2009, Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”) acquired 50% of the membership interests in JWP LLC, a Delaware limited liability company (“JWP LLC”) through which JLL Fund V then held such Notes (the “Notes Purchase”);
     B. On August 31, 2009, Builders received a proposal from JLL Fund V (JLL Fund V, together with Building Products, LLC, JLL Partners, Inc., JWP LLC, JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., Paul S. Levy, Ramsey A. Frank, and Brett N. Milgrim, the “JLL Defendants”) and Warburg Pincus (Warburg Pincus, together with Warburg Pincus LLC, Warburg Pincus IX LLC, Warburg Pincus Partners LLC, Kevin J. Kruse, Michael Graff, and David A. Barr, the “Warburg Defendants”) pursuant to which Builders would be recapitalized (the “Proposed Recapitalization”);
     C. The Proposed Recapitalization contemplated that, among other things, the Notes held by JWP LLC would be exchanged for the Company’s Common Stock at a conversion price of $2.00 per share, all other holders of Notes would be offered the opportunity to exchange their Notes for Common Stock, new notes or any combination thereof, the Company would issue to all stockholders rights to purchase up to an aggregate of $75 million of the Company’s Common Stock at a subscription price of $2.00 per share, and JLL Fund V and Warburg Pincus would agree to purchase all shares of Common Stock not subscribed for in the rights offering and receive a fee for such commitment of $4.5 million payable in Common Stock, valued at $2.00 per share;
     D. On August 31, 2009, the Company’s Common Stock closed at a price of $7.69 and on September 1, 2009, it closed at a price of $4.98;
     E. The board of directors of Builders formed a special committee of its independent directors (the “Special Committee”) consisting of Robert C. Griffin, Cleveland A. Christophe, and Craig A. Steinke (the “Special Committee Defendants”) to evaluate the Proposed Recapitalization and any alternative transaction;
     F. The Special Committee engaged independent legal counsel and financial advisors to evaluate the Proposed Recapitalization and engaged in discussions with representatives of JLL Fund V and Warburg Pincus and the holders of outstanding Notes regarding the Proposed Recapitalization;

     G. On September 4, 2009, Lead Counsel for plaintiffs in the Action contacted counsel for JLL Fund V and Warburg Pincus and raised objections to the Proposed Recapitalization, and counsel for JLL Fund V and Warburg Pincus suggested that Lead Counsel raise their objections with counsel for the Special Committee;
     H. Thereafter, Plaintiffs’ Lead Counsel in the Action contacted the Special Committee and discussed with the Special Committee’s legal and financial advisors the economic terms of the Proposed Recapitalization and objections thereto, as well as alternative terms for a recapitalization of the Company that Co-Lead Plaintiffs would consider fair;
     I. Between September 10, 2009 and September 15, 2009, four putative shareholder class and/or derivative actions were filed in the Court against some or all of the Company, the Special Committee Defendants, the JLL Defendants, the Warburg Defendants, and the Company’s Chief Executive Officer, Floyd F. Sherman (“Sherman”) alleging that various defendants breached their fiduciary duties and/or aided and abetted alleged breaches of fiduciary duty in connection with the Notes Purchase and the Proposed Recapitalization, in which the plaintiffs generally sought declaratory relief that the defendants had breached their fiduciary duties, injunctive relief to prevent such breaches, damages, and/or fees and expenses;
     J. On September 18, 2009, the Court consolidated four actions, Pinto v. Levy, et al., Builders FirstSource, C.A. No. 4884-VCS, Astrino v. Levy, et al., Builders FirstSource, C.A. No. 4887-VCS, Coppney v. Builders FirstSource, Inc., et al., C.A. No. 4897-VCS, and Ravenswood Investment Co., L.P. v Building Products, LLC, et al., C.A.

No. 4900-VCS, under the caption In re: Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS, and appointed the following as co-lead plaintiffs: Ravenswood Investment Company, L.L.P., Ravenswood Investments III, L.P., and Robotti & Company Advisors (together, the “Co-Lead Plaintiffs”);
     K. The complaint in C.A. No. 4900-VCS was designated as the operative complaint;
     L. In September 2009, Co-Lead Plaintiffs served discovery requests including document requests, interrogatories and requests to admit;
     M. On September 30, 2009, a complaint captioned Rodriguez and Dougherty v. Sherman, et al., C.A. No. 4932-VCS (the “Rodriguez Action”) was filed which alleged substantially similar claims to that of the Action;
     N. On October 13, 2009, the Company received a revised proposal from JLL Fund V and Warburg Pincus in the form of a draft non-binding term sheet (the “October 13 Term Sheet”), pursuant to which Builders would be recapitalized (the “Recapitalization”);
     O. The Recapitalization provides, among other things: (1) the ability of all stockholders to participate in the rights offering on a pro rata basis; (2) the ability of all holders of Notes who are accredited investors to participate in a debt exchange on a pro rata basis; and (3) a price for both the rights offering and the exchange offering of $3.50 per share;
     P. Throughout the week from October 13, 2009 through October 20, 2009, Co-Lead Plaintiffs together with other institutional investors who own large quantities of

Builders’ Common Stock held discussions with representatives of the Special Committee, JLL Fund V and Warburg Pincus and reviewed confidential information of the Company;
     Q. On October 19, 2009, Plaintiffs’ Lead Counsel, Co-Lead Plaintiffs and another substantial holder of Builders common stock held further discussions with the Special Committee, its advisors and advisors to JLL Fund V and Warburg Pincus regarding the Recapitalization;
     R. A final term sheet, a copy of which is attached hereto as Exhibit A (the “Term Sheet”), was negotiated pursuant to which Builders would be recapitalized;
     S. On October 23, 2009, following extensive arm’s-length settlement negotiations, Plaintiffs’ Lead Counsel and counsel for the Company, the Special Committee Defendants, the JLL Defendants, the Warburg Defendants, and Sherman entered into a Memorandum of Understanding (the “MOU”) setting forth an agreement-in-principle to resolve the Action on the terms and conditions set forth therein, which are described below (the “Settlement”);
     T. In connection with the Recapitalization, on October 23, 2009, the Company entered into an Investment Agreement with JLL Fund V and Warburg Pincus (the “Investment Agreement”), pursuant to which, JLL Fund V and Warburg Pincus have severally agreed to, among other things: (i) purchase from the Company at the subscription price of $3.50 per share unsubscribed shares of Common Stock such that gross proceeds of the rights offering that the Company expects to conduct in connection with the Recapitalization (the “Rights Offering”) will be no less than $75.0 million; and (ii) exchange up to $48.909 million aggregate principal amount of Notes held indirectly by each of them in a debt exchange and, to the extent gross proceeds of the Rights Offering are less than $205.0 million, to exchange such Notes for shares of Common Stock at an exchange price equal to the Rights Offering subscription price, subject to proration from the participation of other holders of Notes who submit their Notes for exchange into Common Stock not subscribed for through the exercise of rights in the Rights Offering;
     U. In connection with the Recapitalization, on October 23, 2009, the Company also entered into a Support Agreement with certain holders of the outstanding Notes (the “Support Agreement”), pursuant to which each such holder has agreed to, among other things, submit for exchange all Notes held by it in a debt exchange for the outstanding Notes that the Company expects to conduct in connection with the Recapitalization and deliver consents with respect to all Notes held by such holder to certain proposed amendments to the indenture governing the Notes;
     V. On October 23, 2009, the Company also announced the Recapitalization; that same day, counsel in the Action informed the Court that the parties to the Action had entered into the MOU;
     W. On October 30, 2009, upon stipulation among all parties to the Action and the Rodriguez Action, the Court issued an Order consolidating the Rodriguez Action into the Action, continuing the Action under the caption In re: Builders FirstSource, Inc. S’holders and Deriv. Litig., C.A. No. 4900-VCS and continuing the same Lead Plaintiff and Lead Counsel structure;

     X. Subject to confirmatory discovery, Plaintiffs in the Action and their counsel believe (i) the claims Plaintiffs have asserted have legal merit, and (ii) the Settlement is fair, reasonable, adequate, and in the best interest of Plaintiffs, the Company and the class (as defined below);
     Y. The willingness of the JLL Defendants and the Warburg Defendants to proceed with the Recapitalization on the terms proposed in the Term Sheet is conditioned upon the Settlement;
     Z. Defendants in the Action, including the Company, the Special Committee Defendants, the JLL Defendants, the Warburg Defendants, and Sherman (collectively, the “Defendants”) have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Action, and expressly maintain that they complied with their fiduciary and other legal duties, and are entering into this Stipulation solely because the Settlement will eliminate the burden and expense of further litigation;
     NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court, pursuant to Court of Chancery Rule 23, for good and valuable consideration, that the Action shall be dismissed on the merits with prejudice as to all Defendants and against all members of the Class (as defined below), and all Released Claims (as defined below) shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided by paragraphs 11, 18 and 19, below), as to all Released Persons (defined below), upon the following terms and conditions:

DEFINITIONS
     1. In addition to the terms defined above, the following additional terms shall have the meanings specified below:
     1.1. “Class” means a non-opt-out class of all persons or entities who held shares of Builders common stock, either of record or beneficially, other than the Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be, at any time between April 15, 2009, and the date of the consummation of the Recapitalization.
     1.2. “Final Court Approval” means the date on which the Order and Final Judgment approving the Settlement and dismissing the Action with prejudice becomes final and no longer subject to further appeal or review, whether by the passage of time, affirmance on appeal, or otherwise.
     1.3. “Notice” means the Notice of Pendency and Settlement of Shareholder and Derivative Action, substantially in the form attached as Exhibit B.
     1.4. “Order and Final Judgment” means an order entered by the Court, substantially in the form of Exhibit C attached hereto, approving this Settlement and dismissing the Action with prejudice and without costs to any party (except as provided below in paragraphs 11, 18 and 19).
     1.5. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, or any other business or legal entity.
     1.6. “Plaintiffs” means the plaintiffs in the Action, without respect to whether any such plaintiff has been appointed a “Co-Lead Plaintiff.”
     1.7. “Plaintiffs’ Counsel” means any counsel representing any of the Plaintiffs.
     1.8. “Released Claims” means any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted in the Action, or in any court, tribunal or proceeding (including but not limited to any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of the Plaintiffs or any member of the Class, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against each of the Defendants or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, stockholders, partners, members, principals, representatives, employees, attorneys, financial or investment advisors, insurers, co-insurers, re-insurers, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, investors, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released Persons”) which have arisen out of the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations, or omissions set forth in or otherwise related to the allegations in the Action, including without limitation, the Notes Purchase, the Proposed Recapitalization, the Recapitalization, the Investment Agreement, the Support Agreement, and the transactions contemplated therein (collectively, the “Settled Claims”) provided, however, that the release shall not include the right of Co-Lead Plaintiffs to enforce the terms of the Settlement.
     1.9. “Releases” mean the releases set forth in paragraphs 4 and 5 below.
     1.10. “Scheduling Order” means an order in substantially the form attached hereto as Exhibit D scheduling a hearing to establish the procedure and/or timing for: (1) conducting confirmatory discovery as provided in paragraph 17 below; (2) the approval of the Notice; and (3) the Court’s consideration of the Settlement, Class certification and the Co-Lead Plaintiffs’ application for attorneys’ fees and expenses.
     1.11. “Settlement Hearing” means the hearing or hearings at which the Court will review the fairness, reasonableness, and adequacy if the Settlement, and the appropriateness and amount of an award of attorneys’ fees and expenses payable to Lead Counsel.
SETTLEMENT CONSIDERATION
     2. In consideration for the full settlement and release of all Released Claims:
          A. The JLL Defendants, the Warburg Defendants, and the Company

will proceed with and have entered into definitive agreements providing for the Recapitalization on terms consistent with the Term Sheet (Exhibit A hereto).
          B. The consummation of the recapitalization transactions contemplated by the Term Sheet is conditioned upon Final Court Approval of this Settlement.
          C. Upon Final Court Approval of the Settlement, the Company’s Board of Directors will form a nominating committee comprised solely of independent directors who will consider, among other things, nominations of candidates for the Board of Directors submitted by significant stockholders of the Company.
SCOPE OF RELEASES
     3. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all related claims as to any settling party to this Action, or party that could have been named in this Action or any related action.
     4. Plaintiffs, Plaintiffs’ Counsel, and each and every member of the Class, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Released Persons from any and all of the Released Claims other than enforcement of the terms of the Settlement.
     5. Defendants and any and all Released Persons, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge

Co-Lead Plaintiffs, all Class members, and all Plaintiffs’ Counsel from any and all claims arising out of or relating to their filing, prosecution or settlement of the Action; provided, however, that the release shall not include the right of the Defendants to enforce the terms of the Settlement.
     6. Upon entry of the Scheduling Order, the parties agree not to institute, maintain, or prosecute any and all claims relating, directly or indirectly, to the Release Claims, and shall be permanently and finally enjoined without the necessity of posting bond from commencing or prosecuting any actions or other proceedings asserting any or all such claims.
EFFECT OF RELEASES
     7. The releases contemplated by this Stipulation extend to claims that any Releasing Person may not know or suspect to exist at the time of the release, including those which, if known, might have affected the Releasing Person’s decision to enter into this release or whether or how to object to the Court’s approval of the Settlement or to attempt to exclude themselves from the Class (“Unknown Claims”). The Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the release set forth above. In particular, the Releasing Persons shall be deemed by operation of law to have relinquished to the full extent permitted by law, the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH

THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In addition, the Releasing Persons shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The parties shall not concede that any law, other than the law of the State of Delaware, is applicable to this Stipulation or the release of the Released Claims. The Releasing Persons acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. Plaintiffs in the Action acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Released Claims,” and that such inclusion was separately bargained for and was a key element of this Settlement and was relied upon by each and all of the Released Persons in entering into this Settlement.
CLASS CERTIFICATION
     8. For purposes of settlement only, the parties agree that the Action shall be maintained as a non-opt out class action, pursuant to Court of Chancery Rules 23(a), 23(b)(l) and 23(b)(2), on behalf the Class.
SCHEDULING ORDER
     9. As soon as practicable after the Stipulation has been executed, the parties to the Action shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court to enter the Scheduling Order, substantially in the form attached hereto as Exhibit D, providing, among other things, that the Action shall proceed, for purposes of this Settlement only, as a non-opt out class action on behalf of the Class, approving the manner and form of Notice and scheduling a final approval hearing. The parties to the Action shall include as part of the Scheduling Order a form of Notice substantially in the form attached hereto as Exhibit B.
NOTICE
     10. Builders or its successor entity shall cause notice to the Class to be given in the manner directed by the Court. In connection with their application for entry of the Scheduling Order, the parties to the Action shall jointly request that the Court approve the dissemination of the Notice to members of the Class by means of (a) a press release substantially in the form attached hereto as Exhibit 1 which, together with the Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Order and Final Judgment, and (b) a Form 8-K filing with the SEC that includes the press release referred to above, the Stipulation and the Notice, and (c) first-class mail to all reasonably identifiable members of the Class at the respective addresses set forth in the Company’s stock records as of the last practicable day prior to the mailing.
     11. Builders or its successor entity shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the Notice, irrespective of whether the Court approves the form and manner of notice described herein, and in no event shall Plaintiffs, the members of the Class, or their counsel be responsible for any notice costs or expenses.
DISMISSAL OF ACTION WITH PREJUDICE
     12. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall jointly and promptly request that the Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit C.
PRELIMINARY INJUNCTION
     13. The Scheduling Order shall provide that, pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any claim related, directly or indirectly, to any Settled Claims, against any of the Released Persons, except for the confirmatory discovery referenced in paragraph 17.

STAY OF PROCEEDINGS
     14. Pending Court approval of the Settlement, Plaintiffs agree to stay the proceedings in the Action, and not to initiate any other proceedings other than those incident to the Settlement.
CONDITIONS OF SETTLEMENT
     15. This Settlement shall not be legally binding upon any party unless and until the Stipulation is executed by all of the parties to the Action. The Settlement described herein is subject to: (a) the plaintiffs’ confirmation, following completion of the confirmatory discovery described in paragraph 17 below, that the proposed Settlement is fair, adequate, and reasonable; and (b) the approval of the Court and dismissal of any appeals that may be taken from such approval.
     16. Any party shall have the right to withdraw from the Settlement in the event that any injunction precluding or delaying the Recapitalization is entered, or any claims related to the subject matter of the Action are commenced or prosecuted against any of the Released Persons in any court prior to final approval of the Settlement and (following a motion by the Defendants) such claims are not dismissed with prejudice or stayed in contemplation of dismissal. In the event such claims are commenced, the Plaintiffs and the Defendants agree to cooperate and use their reasonable best efforts to secure the dismissal (or a stay in contemplation of dismissal following final approval of the Settlement) thereof.
CONFIRMATORY DISCOVERY
     17. The parties will agree to execute a reasonable and satisfactory confidentiality order, following entry of which, Co-Lead Plaintiffs’ counsel shall be afforded such reasonable discovery from Defendants, including documents and depositions, as is necessary for Co-Lead Plaintiffs to confirm the reasonableness of the Settlement. The parties will attempt in good faith to complete such discovery promptly.
ATTORNEYS’ FEES
     18. Co-Lead Plaintiffs and Lead Counsel intend to petition the Court for an award of $ 2,400,000 (Two Million Four Hundred Thousand Dollars) for attorneys’ fees plus actual out-of-pocket expenses (including costs and disbursements, but excluding any expert witness fees) in connection with this Action not to exceed $100,000. Defendants agree not to oppose any such petition and acknowledge that Lead Counsel have a claim for attorneys’ fees and reimbursement of expenses in this Action based upon the benefits that the litigation of the Action and the Settlement have provided and will provide to the Class. No other application for attorneys’ fees or expenses shall be filed. Counsel for Plaintiffs waive any right to seek any award of attorneys’ fees or expenses except as provided in this paragraph. The Company or its successor entity, on behalf of and for the benefit of itself and the other Defendants in this Action, agrees to pay any final award of fees and expenses by the Court. Defendants shall not be responsible for, and shall have no liability with respect to, any allocation of any award of attorneys’ fees and expenses among counsel for Plaintiffs.
     19. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. If the Court grants the fee petition, fees and expenses awarded shall be paid to Lead Counsel within five (5) business days after the Court enters the Order and Final

Judgment. In the event that: (a) the Court’s approval of the Settlement is reversed on appeal; or (b) the consummation of the Recapitalization does not occur, Lead Counsel shall repay the award of attorneys’ fees and expenses to Builders or its successor. In the event that the Court’s award of attorneys’ fees and expenses or reversed, vacated or reduced on appeal, Lead Counsel shall repay the corresponding amount to Builders or its successor.
BEST EFFORTS
     20. The parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, using reasonable efforts to defeat any objections raised to the Settlement).
     21. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.
STIPULATION NOT AN ADMISSION
     22. The provisions contained in this Stipulation and all negotiations, statements, and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be a presumption, a concession, or an admission by any party of any fault, liability, or wrongdoing as to any fact or claim alleged or asserted in this Action or any other actions or proceedings and will not be interpreted, construed, deemed, invoked, offered, or received in evidence, or otherwise used by any party or person in this or any other actions or proceedings, whether civil, criminal, or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.
NO WAIVER
     23. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.
     24. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.
AUTHORITY
     25. This Stipulation will be executed by counsel to the parties to the Action, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.
SUCCESSORS AND ASSIGNS
     26. This Stipulation is and shall be binding upon, and inure to the benefit of, the parties and their respective agents, executors, administrators, heirs, successors, and assigns, including without limitation any corporation or other entity with which any party hereto may merge or otherwise consolidate.

GOVERNING LAW AND FORUM
     27. This Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any dispute arising out of this Stipulation or Settlement shall be filed and litigated exclusively in the Court of Chancery of the State of Delaware. Each party hereto (1) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (2) consents to service of process by registered mail upon such party and/or such party’s agent; (3) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum, and (4) waives any right to demand a jury trial as to any such action.
WARRANTY
     28. Co-Lead Plaintiffs and their counsel represent and warrant that Co-Lead Plaintiffs are Builders stockholders and have been Builders stockholders at all relevant times, and that none of the Released Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Plaintiffs and Plaintiffs’ Counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Released Claims.
     29. Defendants and their counsel represent and warrant that none of the Released Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Defendants and their counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Released Claims.
     30. Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Stipulation and understands the contents hereof.
     31. Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.
ENTIRE AGREEMENT
     32. This Stipulation and the attached exhibits constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings, or representations. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation. This Stipulation may be modified, amended, or waived only by a writing signed by representatives of the parties hereto.
INTERPRETATION
     33. This Stipulation will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship.
     34. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.
     35. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Class, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.
AMENDMENTS
     36. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the party against whom enforcement of such amendment, change, waiver, discharge, or termination is sought.
COUNTERPARTS
     37. This Stipulation may be executed in any number of actual, telecopied, or electronically mailed counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the parties and delivered to the other parties. The executed signature page(s) from each actual, telecopied, or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Stipulation to be executed by their duly authorized attorneys.
Dated: November 5, 2009

/s/ Michael Barry	/s/ Robert S. Saunders
Stuart M. Grant (ID No. 2526)	Robert S. Saunders (ID No. 3027)
Michael J. Barry (ID NO. 4368)	SKADDEN, ARPS, SLATE,
GRANT & EISENHOFER P.A.	MEAGHER & FLOM LLP
1201 North Market Street	P.O. Box 636
Wilmington, Delaware 19801	One Rodney Square
(302) 622-7000	Wilmington, DE 19899-0636
(302) 622-7100 (facsimile)
Lead Counsel for Plaintiffs	Counsel for Defendants Building Products, LLC; JLL Partners, Inc.; JWP
LLC; JLL Partners Fund V, L.P.; JLL
Associates V, L.P.; JLL Associates G.P.
V; L.L.C.; Paul S. Levy; Ramsey A.
Frank; and Brett N. Milgrim

/s/ R. Judson Scaggs, Jr.	/s/ Blake Rohrbacher

R. Judson Scaggs, Jr. (ID No. 2676)	Blake Rohrbacher (ID No. 4750)
MORRIS, NICHOLS, ARSHT & TUNNELL LLP	RICHARDS, LAYTON & FINGER, P.A.
1201 N. Market Street	One Rodney Square
Wilmington, DE 19801	920 N. King Street
Wilmington, DE 19801

Counsel for Nominal Defendant Builders	Counsel for Defendants Warburg Pincus
Firstsource, Inc.	LLC; Warburg Pincus Private Equity IX,
L.P.; Warburg Pincus IX, LLC; Warburg
Pincus Partners LLC; Kevin J. Kruse;
Michael Graff; and David Barr

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